UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): July 17, 2006

Granite Broadcasting Corporation
(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer
Identification No.)

767 Third Avenue, 34th Floor
New York, New York 10017
(212) 826-2530
(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 17, 2006, Granite Broadcasting Corporation (the “Company”) and certain of the Company’s subsidiaries terminated the Purchase and Sale Agreement, dated as of May 1, 2006, by and among the Company, KBWB, Inc., KBWB License, Inc. and DS Audible San Francisco, LLC (“San Francisco Buyer”), as amended, by providing written notice to San Francisco Buyer.

In addition, on July 17, 2006, the Company and certain of the Company’s subsidiaries terminated the Purchase and Sale Agreement, dated as of May 1, 2006, by and among the Company, WXON, Inc., WXON License, Inc. and DS Audible Detroit, LLC (“Detroit Buyer”), as amended, by providing written notice to Detroit Buyer.

A copy of the Company’s press release announcing the termination of the agreements is filed with this report as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2006, the Company filed a Corrected Certificate of Retirement of 12 3/4% Cumulative Exchangeable Preferred Stock (the “Preferred Stock”) of the Company (the “Corrected Certificate of Retirement”) and a Corrected Certificate of Increase of Authorized Number of Shares of the Company’s Preferred Stock (the “Corrected Certificate of Increase”) with the Secretary of State of the State of Delaware.  Copies of the Corrected Certificate of Retirement and the Corrected Certificate of Increase are filed with this report as Exhibits 3.1 and 3.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description of Exhibit

3.1	Corrected Certificate of Retirement of 12¾% Cumulative Exchangeable Preferred Stock of Granite Broadcasting Corporation

3.2	Corrected Certificate of Increase of Authorized Number of Shares of 12¾% Cumulative Exchangeable Preferred Stock of Granite Broadcasting Corporation

99.1	Granite Broadcasting Corporation Press Release dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: July 19, 2006	By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Corrected Certificate of Retirement of 12¾% Cumulative Exchangeable Preferred Stock of Granite Broadcasting Corporation

3.2	Corrected Certificate of Increase of Authorized Number of Shares of 12¾% Cumulative Exchangeable Preferred Stock of Granite Broadcasting Corporation

99.1	Granite Broadcasting Corporation Press Release dated July 18, 2006